UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2010

PACIFIC OFFICE PROPERTIES TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-09900	86-0602478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10188 Telesis Court, Suite 222 San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

(858) 882-9500

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2010, the Board of Directors of Pacific Office Properties Trust, Inc. (the “Company”) elected Peter Linneman, Ph.D., Alan D. Gold and W. Allen Doane to the Board of Directors conditioned and effective upon the completion of the Company’s proposed registered public offering of common stock pursuant to the Company’s Registration Statement on Form S-11 (File No. 333-169729) filed with the Securities and Exchange Commission on October 4, 2010 (the “Offering”). Messrs. Linneman, Gold and Doane will fill the vacancies created by the similarly-conditioned resignations of Thomas R. Hislop, Clay W. Hamlin and Michael W. Brennan that were reported on a Form 8-K filed November 5, 2010.

Mr. Linneman is expected to serve on the Audit Committee and the Compensation Committee. Mr. Gold is expected to serve on the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Investment Committee. Mr. Doane is expected to serve on the Nominating and Corporate Governance Committee and the Investment Committee.

As previously reported, on November 1, 2010, the Company filed Articles of Amendment to its charter (the “Charter Amendment”) with the Maryland State Department of Assessments and Taxation effecting a declassification of the Company’s Board of Directors. Although each director elected after the filing of the Charter Amendment will be elected to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies, the Charter Amendment did not cut short the remaining terms for directors with terms that were to expire at the 2012 or 2013 annual meetings of stockholders.

In order to cause each director seat to be up for election at the next annual meeting of stockholders, Paul M. Higbee, James R. Ingebritsen and Robert L. Denton each resigned from the Board of Directors on December 20, 2010, and each was immediately re-elected by the remaining directors to serve until the 2011 annual meeting of stockholders and until his successor is duly elected and qualifies.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 20, 2010, the Board of Directors of the Company voted to adopt Amended and Restated Bylaws of the Company. The Amended and Restated Bylaws include revisions to reflect the declassification of the Company’s Board of Directors, which became effective November 1, 2010, and to remove provisions concerning the duties and size of the Nominating and Corporate Governance Committee.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

3.1	Amended and Restated Bylaws dated December 20, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC OFFICE PROPERTIES TRUST, INC.

By:	/s/ James R. Wolford
Name:	James R. Wolford
Title:	Chief Financial Officer

Dated: December 23, 2010